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                                                                    Exhibit 10.3

                               AMENDMENT NO. 12
                                       TO
                           ATLANTIC RICHFIELD COMPANY
                    1985 EXECUTIVE LONG-TERM INCENTIVE PLAN
                         _____________________________

Pursuant to the power of amendment reserved therein, the Atlantic Richfield Company 1985 Executive Long-Term Incentive Plan (the "Plan") is hereby amended effective immediately.

1. With respect to Performance Periods which commence before and end after January 1, 1999, as to the portion of such Performance Period occurring on and after January 1, 1999, and with respect to any Performance Periods which commence on or after January 1, 1999, as to the entire Performance Period,
Article I, Subsection 2(f) the Plan is amended to read as follows:

          "(f) "Comparison Group" means Chevron Corporation, Conoco Inc., Exxon Corporation, Mobil Corporation, Occidental Corporation, Phillips Petroleum Company, Texaco Inc. and Unocal Corporation; provided, however, that if any member of the Comparison Group ceases to exist during a Performance Period ("Terminated Member") the Organization and Compensation Committee of the Board of Directors (the "Committee") shall designate another entity as a member of the Comparison Group ("New Member"), which entity shall have characteristics as common as possible with the existing members of the Comparison Group, as determined in the sole discretion of the Committee; provided, that the performance of the Terminated Member shall be used to calculate the Company Performance Ranking through the date it ceased to exist and the performance of the New Member shall be used to calculate the Company Performance Ranking for the remainder of the Performance Period."

2.   Article I, Subsection 2(aa) of the Plan is amended to read as follows:

          "(aa) "Anticipatory Change of Control" means (i) the execution of an agreement or a written document which, if the subject thereof were consummated, would result in a Change of Control; (ii) a public announcement by any Person, including ARCO, of an intent to take an action(s) which, if consummated, would result in a Change of Control; or
     (iii) the delivery of a signed, written statement to the Trustee of the Change of Control Trust and ARCO's Independent Auditor by the Chief Financial Officer of ARCO and General Counsel of ARCO that an Anticipatory Change of Control is in effect, provided that, with respect to any of the above three circumstances, the Anticipatory Change of Control shall commence only upon approval either by the Board or the Executive Committee of the Board."

Executed this 23rd day of March, 1999.

ATTEST                                        ATLANTIC RICHFIELD COMPANY


BY:      [Armineh Simoanian]                    BY:  [John H. Kelly]
     ---------------------------                    ---------------------------
                                                     JOHN H. KELLY
                                                     Senior Vice President
                                                     Human Resources